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EXHIBIT 99

Media	Investors
Janis Smith	Bob Strickland
(415) 396-7711	(415) 396-0523

Tuesday, April 15, 2003
 WELLS FARGO REPORTS RECORD
QUARTERLY EARNINGS PER SHARE

First Quarter 2003 Highlights:

  •
  Record diluted earnings per share of $.88, up 10 percent from prior year's $.80*

  •
  Record net income of $1.49 billion, up 8 percent from prior year's $1.38 billion**

  •
  Return on assets of 1.70 percent

  •
  Return on equity of 19.77 percent

  •
  Record revenue up 9.3 percent from prior year

  •
  Net charge-offs down $62 million, or 13 percent, from prior year

*
Diluted earnings per share before the effect of change in accounting principle

**
Net income before the effect of change in accounting principle

For 2002, the first quarter transitional goodwill impairment charge of $276 million, accounted for as a cumulative effect of change in accounting principle, is excluded above and in the text and tables on pages 1-8 of this release.

SAN FRANCISCO—Wells Fargo & Company (NYSE:WFC) reported record diluted earnings per common share of $.88 for the first quarter of 2003, compared with $.80 in the first quarter of 2002, up 10 percent. Net income was a record $1.49 billion, up 8 percent from $1.38 billion in the first quarter of 2002.

        "Wells Fargo continues to be one of the handful of companies that is generating both strong revenue growth and earnings per share growth irrespective of the economic environment," said Chairman and CEO Dick Kovacevich. "Our revenue growth demonstrates that our customers are voting with their pocketbooks. Earning more of their business is a tribute to the sales and service skills of our 134,000 talented team members, to their ability to earn 100 percent of our customers' business and to our diversified, time-tested business model.

        During the past five calendar years, Wells Fargo's total revenue has grown at an annual compound rate of 10 percent, one of the highest growth rates in financial services, with annual compound diluted earnings per share growth of 16 percent over the same period. As a result of our growth, Wells Fargo has become one of the top 50 companies in the U.S. based on revenue, according to the Fortune 500 rankings. Forbes ranks Wells Fargo 12th among all companies in all industries in a composite ranking of revenue, profits, assets and market value and Wells Fargo is ranked among BusinessWeek's top 25 performing companies. We continue to be optimistic about the future because of our proven business model and because we compete in the broad financial services market, the world's most dynamic industry."

Financial Performance

        Diluted earnings per share were $.88, up 10 percent from $.80 in first quarter 2002. This was the seventh consecutive quarter of record earnings per share. Total revenue (net interest income and noninterest income) grew 9.3 percent from first quarter 2002, the seventh consecutive quarter of record revenue. "Once again we are very pleased with our financial results," said Chief Financial Officer Howard Atkins. "The breadth and diversity of our businesses continued to allow us to achieve strong and consistent growth despite the uncertain economic and geopolitical conditions."

Revenue

        Revenue increased 9.3 percent from first quarter 2002. Revenue growth was broad based, reflecting both strong net interest income (up 7 percent) as well as strong fee-based income (up 12 percent). "Most business lines continued to exhibit strong sales during the quarter, including sales of consumer loans, mortgages, deposits and credit cards," said Atkins. Investment securities (debt securities and equity investments) results for the quarter were a net loss of $80 million, $.03 per share (after tax), compared with a net gain of $18 million a year ago. At March 31, 2003, the Company had net unrealized gains of $1.5 billion on equity and debt securities available for sale.

Loans

        Loans averaged $199 billion for first quarter 2003, up 16 percent from $172 billion in first quarter 2002. "The strong loan growth continued to be driven by the consumer," said

Atkins. Average consumer loans increased $12 billion, or 23 percent, from the first quarter of 2002. Average commercial loans were essentially flat relative to a year ago, but were up $540 million, or 5 percent (annualized), from the fourth quarter of 2002.

Deposits

        "Average core deposits of $197 billion for first quarter 2003 grew $19 billion, or 11 percent, from first quarter 2002. Average interest- and noninterest-bearing checking accounts and market rate and other savings accounts grew $23 billion, or 15 percent, from first quarter 2002, reflecting continued strong sales of both commercial and consumer accounts and increases in mortgage escrow balances in line with growth in the residential servicing portfolio," said Atkins.

Net Interest Income

        "We continued to achieve strong growth in earning assets and core deposits, although at somewhat lower spreads," said Atkins. "As a result, net interest income continued to grow at a solid and steady pace—up 7 percent from a year ago and up 6 percent (annualized) from fourth quarter 2002—even though the net interest margin declined slightly during this period. In line with near-record originations, the mortgage warehouse increased $11.5 billion from fourth quarter, but average yields on warehouse loans were down 22 basis points. With application volumes at record levels at the end of first quarter 2003, we expect the mortgage warehouse to remain high in second quarter 2003.

        During the past several quarters, the Company has shortened the duration of its investment portfolio through sales and prepayments of longer-term mortgage-backed securities. While this has had a modest adverse impact on net interest margin, it will provide flexibility to add securities in the event that interest rates rise and the mortgage warehouse begins to decline."

Noninterest Income

        Noninterest income in first quarter 2003 increased 12 percent from first quarter 2002. "Virtually all of our businesses continued to achieve solid noninterest income growth, including mortgage banking fees, deposit service charges, credit card fees and other fees and commissions, including capital markets activities, treasury management services, asset-based lending and ATM fees," said Atkins. First quarter 2003 residential mortgage originations were $103 billion, which almost matched the Company's industry record of $112 billion in fourth quarter 2002.

        On a linked-quarter basis, the $35 million decline in noninterest income primarily reflected fee revenue reduction due to higher net securities losses, offset by stronger mortgage fee income and seasonally higher insurance revenue.

Noninterest Expense

        Noninterest expense was $3.8 billion in first quarter 2003, compared with $3.3 billion in first quarter 2002 and flat to the $3.8 billion in fourth quarter 2002. "The vast majority of the expense growth from first quarter 2002 related to continued strong growth in our home equity and mortgage businesses," said Atkins. "We continued to manage expenses very tightly to ensure that savings opportunities were realized and expense growth is aligned with the revenue opportunities in each of our businesses. Expenses were essentially flat on a linked-quarter basis despite higher pension and health care costs, additional matching 401(k) expenses and traditionally higher first quarter employee-based expenses, including FICA and other payroll taxes." The efficiency ratio of 57.9 percent improved modestly from 58.1 percent in fourth quarter 2002.

Credit Quality

        "First quarter 2003 credit results were consistent with our expectations," said Chief Credit Officer Dave Munio. First quarter credit losses were $425 million, or .87 percent of average loans outstanding (annualized), compared with $438 million, or .95 percent, in fourth quarter 2002 and $487 million, or 1.15 percent, in first quarter 2002. "We are pleased that our portfolio continued to display stable credit performance in an unsettled economy. Wholesale credit losses declined slightly from the fourth quarter and were broadly dispersed among industries and geographic locations in several business units. Our consumer business continued to show strong growth in residential real estate, with losses within expected and manageable ranges. Our loan loss reserve remained strong and continued to provide coverage of over two times nonperforming assets and annualized charge-offs," said Munio.

        Nonperforming assets at March 31, 2003 were $1.77 billion, or .86 percent of total loans, and were down 2 percent from a year ago. "While nonperforming assets were up moderately on a linked-quarter basis, the size of the increase was within the expected range of normal quarterly variances and was primarily attributable to several well collaterized asset-based lending credits," said Munio.

Business Segment Performance

        Wells Fargo has three lines of business for management reporting: Community Banking, Wholesale Banking and Wells Fargo Financial. Net income of the three business segments was:

	First Quarter
(in millions)	2003	2002(1)
Community Banking	$1,055	$977
Wholesale Banking	350	309
Wells Fargo Financial	102	84

(1)
Amounts in this column and in the following discussion exclude the transitional goodwill impairment charge of $276 million (after tax), accounted for as a cumulative effect of change in accounting principle, recorded in first quarter 2002.

        More financial information about the business segments is on pages 17, 24 and 25.

        Community Banking offers a complete line of diversified financial products and services for consumers and small businesses including investment, insurance and trust services primarily in 23 midwestern and western states, and mortgage and home equity loans in all 50 states.

  •
  Net income up 8 percent from a year ago

  •
  Home equity sales up 25 percent from a year ago

  •
  Checking account attrition improved 4 percent from a year ago

  •
  Residential mortgage originations of $103 billion, 2nd highest quarter ever

  •
  Internet:

  •
  Wells Fargo rated #1 internet bank by Gomez

  •
  Wells Fargo #2 in e-finance innovation for 2002—above all other banks (Institutional Investor's March 2003 issue)

  •
  4 million active online consumer customers (36 percent penetration of checking account base)

  •
  active small business online customers up 53 percent from prior year

  •
  new WellsTrade® accounts increased 15 percent this quarter from a year ago

        Community Banking reported net income of $1,055 million in first quarter 2003, compared with $977 million for the same period in 2002, up 8 percent. Community Banking revenue was up 11 percent from the first quarter of last year. Net interest income increased by $205 million, or 8 percent, compared with first quarter 2002, primarily due to growth in consumer loans, mortgages held for sale and deposits. Noninterest income was up $259 million, or 17 percent, in first quarter 2003, compared with 2002. Noninterest expense increased by $380 million in first quarter 2003, or 16 percent, compared with the same period of 2002, due primarily to increased mortgage originations. The provision for loan losses decreased by $45 million in first quarter 2003, compared with first quarter 2002.

        "Despite the uncertainties in the economy, our sales team continued to sell more and better serve our customers," said John Stumpf, Group EVP, Community Banking. "We saw strong gains in the sales of home equity and credit cards, which increased by 25 percent and 20 percent, respectively, compared with the same period last year. Core product sales for the first quarter were up 6 percent, including a 7 percent increase in checking account sales. And while improving sales is important, keeping customers is even more important. During the first quarter we reduced checking account attrition by 4 percent compared with the same period last year."

        "The response of American families to the lowest mortgage rates in more than 40 years generated a record $157 billion in applications for the quarter," said Mark Oman, Group EVP, Home and Consumer Finance. "Driven by a monthly record of $62 billion of applications in March, Home Mortgage ended the quarter with a record pipeline of $89 billion, up $20 billion from year-end.

        Mortgage originations were very strong for the quarter at $103 billion. The owned mortgage servicing portfolio ended the quarter at $552 billion. Since March 31, 2002, the owned servicing portfolio is up $95 billion, the weighted average note for the portfolio has declined 62 basis points to 6.45 percent, and the value of the residential and commercial mortgage servicing rights have been reduced by over $2.9 billion to $4.2 billion.

        Wholesale Banking provides businesses across the United States predominantly with annual sales in excess of $10 million with a complete line of commercial, corporate, treasury management, investment, insurance, capital markets and real estate banking products and services.

  •
  Net income up 13 percent from a year ago

  •
  Provision for credit losses down $32 million from a year ago, a 38 percent improvement

  •
  Received ACH Quality Award from NACHA

  •
  Completed acquisition of Montgomery Asset Management businesses

        Wholesale Banking reported earnings of $350 million in first quarter 2003, up 13 percent compared with a year ago. First quarter revenue of $1.3 billion was up 4 percent from first quarter 2002 and up 7 percent from fourth quarter 2002. Growth in revenue on both a year-over-year and linked-quarter basis was attributable to higher income from asset-based lending, commercial mortgage origination, insurance and institutional brokerage. First quarter expenses were up 4 percent from first quarter 2002 and up 4 percent from fourth quarter 2002. Provision for credit losses in the first quarter declined $32 million from a year ago and $7 million from fourth quarter 2002.

        "While the overall business environment remained weak in the first quarter, and finding attractive loan growth opportunities continued to be a challenge, we are pleased with the results our businesses delivered," said Dave Hoyt, Group EVP, Wholesale Banking. "Wholesale Banking grew net income 13 percent compared with first quarter 2002 and 16 percent on a linked-quarter basis. We believe our success in this challenging economy is attributable to our consistent focus on building relationships, acquiring new customers, cross selling more products to existing customers and providing outstanding customer service. Several of our businesses were particularly strong this quarter, including asset-based lending and commercial mortgage origination.

        One of the best ways we can help our customers be more successful is to deliver services that help them reduce risk and save them time and money in their day to day operations. We are pleased to announce that Wells Fargo has won the ACH Quality Award for the second consecutive year from the National Automated Clearing House Association (NACHA)—the first financial institution to win the award back to back. Wells Fargo received the 2003 award for taking the lead in protecting our customers' accounts from ACH fraud. By helping prevent fraudulent electronic transactions from posting to business and consumer customer accounts, it's a win-win solution.

        To extend and deepen the investment solutions we can provide our customers, we have acquired the majority of the businesses of Montgomery Asset Management. This brings us expertise and broader capabilities in three key areas: Core Fixed Income, Small Cap Growth Equity and Emerging Markets Equity. Over the past ten years, the Core Fixed Income group has consistently topped the returns of the Lehman Brothers Aggregate Bond Index and was ranked by Nelson Information in the top 2 percent of its class for performance over the past 5 years. The Small Cap Growth Equity group has outperformed the Russell 2000® Growth Index 9 of the last 12 years."

        Wells Fargo Financial offers consumer and commercial finance, leasing, private label credit cards and dealer financing in 47 states, Canada, and the Caribbean.

  •
  Net income up 21 percent from the prior year

  •
  Strong loan growth in the first quarter

  •
  real estate secured receivables up over $600 million

  •
  auto receivables up $400 million

        "Wells Fargo Financial showed strong results in the first quarter," said Dan Porter, chairman and chief executive officer of Wells Fargo Financial. "Net earnings were $102 million in the first quarter, up 21 percent from $84 million in the first quarter of 2002. In addition, receivables outstanding increased a record $1.7 billion, or 10 percent, from year-end. Our growth in real estate secured receivables and automobile receivables accelerated and we continued to grow by acquisitions where appropriate. Real estate secured receivables grew by over $600 million while auto receivables increased by $400 million. Leasing receivables also increased over $600 million as a result of an acquisition."

Recorded Message

        A recorded message reviewing Wells Fargo's results will be available at 9:00 a.m. Eastern time through April 18, 2003. Dial 800-642-1687 (domestic) or 706-645-9291 (international). Access code 9426275. The call is also available on the internet at www.wellsfargo.com/ir and www.vcall.com.

        Wells Fargo & Company is a diversified financial services company with $370 billion in assets, providing banking, insurance, investments, mortgage and consumer finance from more than 5,600 stores and the internet (wellsfargo.com) across North America and elsewhere internationally.

Visit Wells Fargo at www.wellsfargo.com

        Certain amounts for prior quarters have been reclassified to conform with the current financial statement presentation.

        The following appears in accordance with the Private Securities Litigation Reform Act of 1995:

        This news release contains forward-looking statements about the Company. Broadly speaking, forward-looking statements consist of descriptions of plans or objectives for future operations, products or services, forecasts of revenues, earnings or other measures of economic performance, and assumptions underlying or relating to any of the foregoing. Because forward-looking statements discuss future events or conditions and not historical facts, they often include words such as "anticipate," "believe," "estimate," "expect," "intend," "plan," "project," "target," "can," "could," "may," "should," "will," "would" or similar expressions. Examples of forward-looking statements in this release include the statement that we expect mortgage loans held for sale to remain high throughout the second quarter 2003 and various statements about future loan losses and credit quality.

        Do not unduly rely on forward-looking statements. They give the Company's expectations about the future and are not guarantees. Forward-looking statements speak only as of the date they are made, and the Company does not undertake any obligation to update them to reflect changes that occur after that date.

        There are several factors—many beyond the Company's control—that could cause results to differ significantly from the Company's expectations. Factors such as credit, market, operational, liquidity, interest rate and other risks are described in the Company's Annual Report on Form 10-K for the year ended December 31, 2002, including information incorporated into the Form 10-K from the Company's 2002 Annual Report to Stockholders, filed as Exhibit 13 to the Form 10-K. See, for example, "Financial Review—Risk Management" included in the 2002 Annual Report to Stockholders and incorporated by reference into the Form 10-K.

        Other factors described in the Form 10-K include • business and economic conditions • fiscal and monetary policies • legislation and regulation • disintermediation • competition generally and in light of the Gramm-Leach-Bliley Act • potential dividend restrictions • market acceptance and regulatory approval of new products and services • non-banking activities • reliance on other companies for infrastructure components • integration of acquired companies • attracting and retaining key personnel • stock price volatility. See, for example, "Factors That May Affect Future Results" in the 2002 Annual Report to Stockholders and incorporated by reference into the Form 10-K and "Regulation and Supervision" in the Form 10-K.

        Any factor described in this news release, in the Form 10-K, or in any information incorporated by reference therein, could, by itself or together with one or more other factors, adversely affect the Company's business, earnings and/or financial condition.

Wells Fargo & Company and Subsidiaries
SUMMARY FINANCIAL DATA—NEWS RELEASE

	Quarter ended			% Change March 31, 2003 from
(in millions, except per share amounts)	Mar. 31, 2003	Dec. 31, 2002	Mar. 31, 2002	Dec. 31, 2002	Mar. 31, 2002
For the Period
Before the effect of change in accounting principle(1)
Net income	$1,492	$1,466	$1,379	2%	8%
Diluted earnings per common share	.88	.86	.80	2	10
Profitability ratios (annualized)
Net income to average total assets (ROA)	1.70%	1.71%	1.78%	(1)	(4)
Net income applicable to common stock to average common stockholders' equity (ROE)	19.77	19.34	20.01	2	(1)
After effect of change in accounting principle
Net income	$1,492	$1,466	$1,103	2	35
Diluted earnings per common share	.88	.86	.64	2	38
Profitability ratios (annualized)
ROA	1.70%	1.71%	1.42%	(1)	20
ROE	19.77	19.34	16.00	2	24
Efficiency ratio(2)	57.9	58.1	55.9	—	4
Total revenue	$6,509	$6,484	$5,956	—	9
Dividends declared per common share	..30	..28	..26	7	15
Average common shares outstanding	1,681.5	1,690.4	1,703.0	(1)	(1)
Diluted average common shares outstanding	1,694.1	1,704.0	1,718.9	(1)	(1)
Average loans	$199,194	$183,827	$172,128	8	16
Average assets	355,171	340,258	314,336	4	13
Average core deposits	196,802	194,850	177,646	1	11
Net interest margin	5.31%	5.44%	5.67%	(2)	(6)
At Period End
Securities available for sale	$26,168	$27,947	$40,085	(6)	(35)
Loans	205,954	196,634	178,447	5	15
Allowance for loan losses	3,887	3,862	3,842	1	1
Goodwill	9,799	9,753	9,733	—	1
Assets	369,669	349,259	311,509	6	19
Core deposits	203,185	198,234	181,659	2	12
Common stockholders' equity	30,723	30,297	28,276	1	9
Stockholders' equity	30,771	30,358	28,327	1	9
Capital ratios
Common stockholders' equity to assets	8.31%	8.67%	9.08%	(4)	(8)
Stockholders' equity to assets	8.32	8.69	9.09	(4)	(8)
Risk-based capital(3)
Tier 1 capital	7.34	7.60	7.68	(3)	(4)
Total capital	10.90	11.31	11.13	(4)	(2)
Tier 1 leverage(3)	6.43	6.58	6.50	(2)	(1)
Book value per common share	$18.34	$17.97	$16.55	2	11
Staff (active, full-time equivalent)	131,600	127,500	123,200	3	7
Common Stock Price
High	$49.13	$51.60	$50.75	(5)	(3)
Low	43.27	43.30	42.90	—	1
Period end	44.99	46.87	49.40	(4)	(9)

(1)
Change in accounting principle relates to transitional goodwill impairment charge recorded in first quarter 2002 related to the adoption of FAS 142.

(2)
The efficiency ratio is defined as noninterest expense divided by total revenue (net interest income and noninterest income).

(3)
The March 31, 2003 ratios are preliminary.

Wells Fargo & Company and Subsidiaries
CONSOLIDATED STATEMENT OF INCOME

	Quarter ended March 31,
			% Change
(in millions, except per share amounts)	2003	2002
INTEREST INCOME
Securities available for sale	$453	$656	(31)%
Mortgages held for sale	814	591	38
Loans held for sale	67	69	(3)
Loans	3,410	3,292	4
Other interest income	62	73	(15)

Total interest income	4,806	4,681	3

INTEREST EXPENSE
Deposits	427	494	(14)
Short-term borrowings	95	174	(45)
Long-term debt	330	331	—
Guaranteed preferred beneficial interests in Company's subordinated debentures	27	27	—

Total interest expense	879	1,026	(14)

NET INTEREST INCOME	3,927	3,655	7
Provision for loan losses	425	490	(13)

Net interest income after provision for loan losses	3,502	3,165	11

NONINTEREST INCOME
Service charges on deposit accounts	553	505	10
Trust and investment fees	422	439	(4)
Credit card fees	243	201	21
Other fees	368	311	18
Mortgage banking	561	359	56
Insurance	266	263	1
Net gains on debt securities available for sale	18	37	(51)
Net losses from equity investments	(98)	(19)	416
Other	249	205	21

Total noninterest income	2,582	2,301	12

NONINTEREST EXPENSE
Salaries	1,141	1,076	6
Incentive compensation	447	357	25
Employee benefits	419	329	27
Equipment	269	236	14
Net occupancy	296	269	10
Core deposit intangibles	37	41	(10)
Net losses (gains) on dispositions of premises and equipment	(4)	(2)	100
Other	1,165	1,022	14

Total noninterest expense	3,770	3,328	13

INCOME BEFORE INCOME TAX EXPENSE AND EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE	2,314	2,138	8
Income tax expense	822	759	8

NET INCOME BEFORE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE	1,492	1,379	8
Cumulative effect of change in accounting principle	—	(276)	(100)

NET INCOME	$1,492	$1,103	35%

NET INCOME APPLICABLE TO COMMON STOCK	$1,491	$1,102	35%

EARNINGS PER COMMON SHARE BEFORE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE
Earnings per common share	$.89	$.81	10%

Diluted earnings per common share	$.88	$.80	10%

EARNINGS PER COMMON SHARE
Earnings per common share	$.89	$.65	37%

Diluted earnings per common share	$.88	$.64	38%

DIVIDENDS DECLARED PER COMMON SHARE	$.30	$.26	15%

Average common shares outstanding	1,681.5	1,703.0	(1)%

Diluted average common shares outstanding	1,694.1	1,718.9	(1)%

Wells Fargo & Company and Subsidiaries
CONSOLIDATED BALANCE SHEET

				% Change Mar. 31, 2003 from
(in millions, except shares)	Mar. 31, 2003	Dec. 31, 2002	Mar. 31, 2002	Dec. 31, 2002	Mar. 31, 2002
ASSETS
Cash and due from banks	$16,011	$17,820	$14,559	(10)%	10%
Federal funds sold and securities purchased under resale agreements	4,982	3,174	2,788	57	79
Securities available for sale	26,168	27,947	40,085	(6)	(35)
Mortgages held for sale	62,610	51,154	26,266	22	138
Loans held for sale	7,075	6,665	5,315	6	33
Loans	205,954	196,634	178,447	5	15
Allowance for loan losses	3,887	3,862	3,842	1	1

Net loans	202,067	192,772	174,605	5	16

Mortgage servicing rights	4,183	4,489	7,138	(7)	(41)
Premises and equipment, net	3,680	3,688	3,660	—	1
Core deposit intangibles	831	868	981	(4)	(15)
Goodwill	9,799	9,753	9,733	—	1
Other assets	32,263	30,929	26,379	4	22

Total assets	$369,669	$349,259	$311,509	6%	19%

LIABILITIES
Noninterest-bearing deposits	$75,330	$74,094	$60,728	2%	24%
Interest-bearing deposits	160,544	142,822	128,840	12	25

Total deposits	235,874	216,916	189,568	9	24
Short-term borrowings	33,196	33,446	33,408	(1)	(1)
Accrued expenses and other liabilities	19,961	18,334	16,482	9	21
Long-term debt	46,982	47,320	40,839	(1)	15
Guaranteed preferred beneficial interests in Company's subordinated debentures	2,885	2,885	2,885	—	—
STOCKHOLDERS' EQUITY
Preferred stock	430	251	389	71	11
Unearned ESOP shares	(382)	(190)	(338)	101	13

Total preferred stock	48	61	51	(21)	(6)
Common stock—$1 2/3 par value, authorized 6,000,000,000 shares; issued 1,736,381,025 shares	2,894	2,894	2,894	—	—
Additional paid-in capital	9,514	9,498	9,472	—	—
Retained earnings	20,349	19,394	16,609	5	23
Cumulative other comprehensive income	913	976	676	(6)	35
Treasury stock—61,454,942 shares, 50,474,518 shares and 27,844,043 shares	(2,947)	(2,465)	(1,375)	20	114

Total stockholders' equity	30,771	30,358	28,327	1	9

Total liabilities and stockholders' equity	$369,669	$349,259	$311,509	6%	19%

Wells Fargo & Company and Subsidiaries
CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

	Quarter ended March 31,
(in millions)	2003	2002
Balance, beginning of period	$30,358	$27,214
Net income	1,492	1,103
Other comprehensive income (loss), net of tax:
Change in foreign currency translation adjustments	8	—
Change in valuation allowance related to:
Investment securities and other retained interests	(113)	(137)
Derivative instruments and hedging activities	42	61
Common stock issued	146	143
Common stock issued for acquisitions	—	453
Common stock repurchased	(744)	(131)
Preferred stock released to ESOP	81	66
Preferred stock dividends	(1)	(1)
Common stock dividends	(506)	(444)
Change in Rabbi trust assets and similar arrangements (classified as treasury stock)	8	—

Balance, end of period	$30,771	$28,327

LOANS

(in millions)	Mar. 31, 2003	Dec. 31, 2002	Mar. 31, 2002
Commercial	$48,147	$47,292	$47,388
Real estate 1-4 family first mortgage	44,492	40,976	30,862
Other real estate mortgage	25,629	25,312	25,555
Real estate construction	8,032	7,804	7,999
Consumer:
Real estate 1-4 family junior lien mortgage	33,175	31,290	25,350
Credit card	7,359	7,455	6,497
Other revolving credit and monthly payment	28,361	26,353	23,953

Total consumer	68,895	65,098	55,800
Lease financing	8,698	8,241	9,227
Foreign	2,061	1,911	1,616

Total loans (net of unearned income)	$205,954	$196,634	$178,447

Wells Fargo & Company and Subsidiaries
CHANGES IN THE ALLOWANCE FOR LOAN LOSSES

	Quarter ended
(in millions)	Mar. 31, 2003	Dec. 31, 2002	Mar. 31, 2002
Balance, beginning of period	$3,862	$3,861	$3,761
Allowance related to business combinations/other	25	1	78
Provision for loan losses	425	438	490
Loan charge-offs:
Commercial	(153)	(183)	(194)
Real estate 1-4 family first mortgage	(9)	(7)	(7)
Other real estate mortgage	(2)	(10)	(10)
Real estate construction	(3)	(8)	(20)
Consumer:
Real estate 1-4 family junior lien mortgage	(22)	(23)	(12)
Credit card	(112)	(100)	(103)
Other revolving credit and monthly payment	(198)	(174)	(213)

Total consumer	(332)	(297)	(328)
Lease financing	(26)	(26)	(26)
Foreign	(20)	(21)	(20)

Total loan charge-offs	(545)	(552)	(605)

Loan recoveries:
Commercial	36	42	31
Real estate 1-4 family first mortgage	—	—	1
Other real estate mortgage	2	3	4
Real estate construction	5	—	2
Consumer:
Real estate 1-4 family junior lien mortgage	5	3	3
Credit card	12	12	11
Other revolving credit and monthly payment	51	45	56

Total consumer	68	60	70
Lease financing	6	6	7
Foreign	3	3	3

Total loan recoveries	120	114	118

Net loan charge-offs	(425)	(438)	(487)

Balance, end of period	$3,887	$3,862	$3,842

Net loan charge-offs (annualized) as a percentage of average total loans	.87%	.95%	1.15%

Allowance as a percentage of total loans	1.89%	1.96%	2.15%

Wells Fargo & Company and Subsidiaries
NONACCRUAL LOANS AND OTHER ASSETS

(in millions)	Mar. 31, 2003	Dec. 31, 2002	Mar. 31, 2002
Nonaccrual loans:
Commercial	$836	$796	$804
Real estate 1-4 family first mortgage	216	214	225
Other real estate mortgage	222	192	190
Real estate construction	72	93	163
Consumer:
Real estate 1-4 family junior lien mortgage	83	65	25
Other revolving credit and monthly payment	44	48	47

Total consumer	127	113	72
Lease financing	85	79	166
Foreign	5	5	3

Total nonaccrual loans	1,563	1,492	1,623
As a percentage of total loans	.8%	.8%	.9%
Foreclosed assets	200	201	187
Real estate investments(1)	5	4	2

Total nonaccrual loans and other assets	$1,768	$1,697	$1,812

(1)
Represents the amount of real estate investments (contingent interest loans accounted for as investments) that would be classified as nonaccrual if such assets were recorded as loans. Real estate investments totaled $9 million, $9 million and $23 million at March 31, 2003, December 31, 2002 and March 31, 2002, respectively.

Wells Fargo & Company and Subsidiaries
NONINTEREST INCOME

	Quarter ended March 31,
			% Change
(in millions)	2003	2002
Service charges on deposit accounts	$553	$505	10%
Trust and investment fees:
Asset management and custody fees	178	179	(1)
Mutual fund and commission fees	238	255	(7)
All other	6	5	20

Total trust and investment fees	422	439	(4)
Credit card fees	243	201	21
Other fees:
Cash network fees	42	48	(13)
Charges and fees on loans	180	133	35
All other	146	130	12

Total other fees	368	311	18
Mortgage banking:
Origination and other closing fees	276	220	25
Servicing fees, net of amortization and provision for impairment	(443)	(73)	507
Net gains on mortgage loan origination/sales activities	637	120	431
All other	91	92	(1)

Total mortgage banking	561	359	56
Insurance	266	263	1
Net gains on debt securities available for sale	18	37	(51)
Net losses from equity investments	(98)	(19)	416
Net (losses) gains on sales of loans	(1)	6	—
Net gains on dispositions of operations	27	3	800
All other	223	196	14

Total	$2,582	$2,301	12%

NONINTEREST EXPENSE

	Quarter ended March 31,
			% Change
(in millions)	2003	2002
Salaries	$1,141	$1,076	6%
Incentive compensation	447	357	25
Employee benefits	419	329	27
Equipment	269	236	14
Net occupancy	296	269	10
Core deposit intangibles	37	41	(10)
Net gains on dispositions of premises and equipment	(4)	(2)	100
Outside professional services	112	99	(13)
Contract services	155	117	32
Outside data processing	98	84	17
Telecommunications	78	92	(15)
Travel and entertainment	85	75	13
Advertising and promotion	81	65	25
Postage	84	65	29
Stationery and supplies	54	57	(5)
Insurance	50	52	(4)
Operating losses	57	45	27
Security	42	40	5
All other	269	231	16

Total	$3,770	$3,328	13%

Wells Fargo & Company and Subsidiaries
AVERAGE BALANCES, YIELDS AND RATES PAID (TAXABLE-EQUIVALENT BASIS)(1)(2)

	Quarter ended March 31,
	2003			2002
(in millions)	Average balance	Yields/ rates	Interest income/ expense	Average balance	Yields/ rates	Interest income/ expense
EARNING ASSETS
Federal funds sold and securities purchased under resale agreements	$3,101	1.32%	$10	$2,391	1.88%	$11
Debt securities available for sale(3):
Securities of U.S. Treasury and federal agencies	1,294	5.31	16	2,044	5.85	29
Securities of U.S. states and political subdivisions	2,040	8.76	42	2,080	8.31	41
Mortgage-backed securities:
Federal agencies	17,709	7.82	321	29,146	7.09	504
Private collateralized mortgage obligations	2,025	7.27	35	2,692	6.91	46

Total mortgage-backed securities	19,734	7.76	356	31,838	7.08	550
Other debt securities(4)	3,013	7.56	56	3,198	7.69	58

Total debt securities available for sale(4)	26,081	7.69	470	39,160	7.13	678
Mortgages held for sale(3)	58,422	5.57	814	37,149	6.34	591
Loans held for sale(3)	7,002	3.88	67	5,084	5.51	69
Loans:
Commercial	47,007	6.26	727	46,667	7.04	810
Real estate 1-4 family first mortgage	41,713	5.33	554	26,629	6.46	430
Other real estate mortgage	25,385	5.68	357	25,286	6.40	400
Real estate construction	7,908	5.27	103	8,032	5.73	113
Consumer:
Real estate 1-4 family junior lien mortgage	32,076	6.99	553	24,449	7.95	481
Credit card	7,400	12.44	230	6,572	12.24	202
Other revolving credit and monthly payment	27,383	9.69	656	23,548	10.49	611

Total consumer	66,859	8.70	1,439	54,569	9.56	1,294
Lease financing	8,371	6.83	142	9,362	7.27	170
Foreign	1,951	18.60	91	1,583	19.76	78

Total loans(5)	199,194	6.92	3,413	172,128	7.73	3,295
Other	7,115	2.92	52	6,104	4.17	62

Total earning assets	$300,915	6.49	4,826	$262,016	7.26	4,706

FUNDING SOURCES
Deposits:
Interest-bearing checking	$2,406.36		2	$2,399.83		5
Market rate and other savings	100,816.75		187	90,091.95		211
Savings certificates	22,004	2.76	150	25,700	3.58	227
Other time deposits	20,531	1.36	69	4,691	2.04	24
Deposits in foreign offices	6,337	1.22	19	6,712	1.65	27

Total interest-bearing deposits	152,094	1.14	427	129,593	1.54	494
Short-term borrowings	31,473	1.22	95	41,627	1.69	174
Long-term debt	46,662	2.84	330	37,661	3.53	331
Guaranteed preferred beneficial interests in Company's subordinated debentures	2,885	3.83	27	2,460	4.52	27

Total interest-bearing liabilities	233,114	1.52	879	211,341	1.96	1,026
Portion of noninterest-bearing funding sources	67,801	—	—	50,675	—	—

Total funding sources	$300,915	1.18	879	$262,016	1.59	1,026

Net interest margin and net interest income on a taxable-equivalent basis(6)		5.31%	$3,947		5.67%	$3,680

NONINTEREST-EARNING ASSETS
Cash and due from banks	$13,691			$14,559
Goodwill	9,789			9,732
Other	30,776			28,029

Total noninterest-earning assets	$54,256			$52,320

NONINTEREST-BEARING FUNDING SOURCES
Deposits	$71,576			$59,456
Other liabilities	19,834			15,548
Preferred stockholders' equity	60			61
Common stockholders' equity	30,587			27,930
Noninterest-bearing funding sources used to fund earning assets	(67,801)			(50,675)

Net noninterest-bearing funding sources	$54,256			$52,320

TOTAL ASSETS	$355,171			$314,336

(1)
The average prime rate of the Company was 4.25% and 4.75% for the quarters ended March 31, 2003 and 2002, respectively. The average three-month London Interbank Offered Rate (LIBOR) was 1.33% and 1.91% for the same quarters, respectively.
(2)
Interest rates and amounts include the effects of hedge and risk management activities associated with the respective asset and liability categories.
(3)
Yields are based on amortized cost balances computed on a settlement date basis.
(4)
Includes certain preferred securities.
(5)
Nonaccrual loans and related income are included in their respective loan categories.
(6)
Includes taxable-equivalent adjustments that primarily relate to income on certain loans and securities that is exempt from federal and applicable state income taxes. The federal statutory tax rate was 35% for both quarters presented.

Wells Fargo & Company and Subsidiaries
OPERATING SEGMENT RESULTS(1)

	Community Banking		Wholesale Banking		Wells Fargo Financial
(income/expense in millions, average balances in billions)	2003	2002	2003	2002	2003	2002
Quarter ended March 31,
Net interest income	$2,852	$2,647	$555	$570	$523	$441
Provision for loan losses	231	276	53	85	141	129
Noninterest income	1,794	1,535	716	657	91	91
Noninterest expense	2,777	2,397	684	660	308	270

Income before income tax expense and effect of change in accounting principle	1,638	1,509	534	482	165	133
Income tax expense	583	532	184	173	63	49

Net income before effect of change in accounting principle	1,055	977	350	309	102	84
Cumulative effect of change in accounting principle	—	—	—	(98)	—	(178)

Net income (loss)	$1,055	$977	$350	$211	$102	$(94)

Average loans	$132	$108	$49	$50	$18	$14
Average assets	255	222	75	70	19	16
Average core deposits	176	160	21	18	—	—

(1)
The differences between the results of the combined operating segments and the consolidated results of the Company consist of inter-segment eliminations and unallocated items.

Wells Fargo & Company and Subsidiaries
SUPPLEMENTAL INFORMATION
FIVE QUARTER SUMMARY FINANCIAL DATA

(in millions, except per share amounts)	1Q03	4Q02	3Q02	2Q02	1Q02
For the Period
Before effect of change in accounting principle(1)
Net income	$1,492	$1,466	$1,444	$1,420	$1,379
Diluted earnings per common share	.88	.86	.84	.82	.80
Profitability ratios (annualized)
Net income to average total assets (ROA)	1.70%	1.71%	1.78%	1.83%	1.78%
Net income applicable to common stock to average common stockholders' equity (ROE)	19.77	19.34	19.38	19.72	20.01
After effect of change in accounting principle
Net income	$1,492	$1,466	$1,444	$1,420	$1,103
Diluted earnings per common share	.88	.86	.84	.82	.64
Profitability ratios (annualized)
ROA	1.70%	1.71%	1.78%	1.83%	1.42%
ROE	19.77	19.34	19.38	19.72	16.00
Efficiency ratio(2)	57.9	58.1	56.4	56.6	55.9
Total revenue	$6,509	$6,484	$6,040	$6,017	$5,956
Dividends declared per common share	..30	..28	..28	..28	..26
Average common shares outstanding	1,681.5	1,690.4	1,700.7	1,710.4	1,703.0
Diluted average common shares outstanding	1,694.1	1,704.0	1,717.8	1,730.8	1,718.9
Average loans	$199,194	$183,827	$181,782	$179,232	$172,128
Average assets	355,171	340,258	321,217	311,075	314,336
Average core deposits	196,802	194,850	184,448	179,394	177,646
Net interest margin	5.31%	5.44%	5.52%	5.66%	5.67%
At Period End
Securities available for sale	$26,168	$27,947	$32,974	$37,132	$40,085
Loans	205,954	196,634	186,310	185,001	178,447
Allowance for loan losses	3,887	3,862	3,861	3,883	3,842
Goodwill	9,799	9,753	9,744	9,724	9,733
Assets	369,669	349,259	334,250	314,802	311,509
Core deposits	203,185	198,234	190,606	181,807	181,659
Common stockholders' equity	30,723	30,297	30,016	29,473	28,276
Stockholders' equity	30,771	30,358	30,074	29,527	28,327
Capital ratios
Common stockholders' equity to assets	8.31%	8.67%	8.98%	9.36%	9.08%
Stockholders' equity to assets	8.32	8.69	9.00	9.38	9.09
Risk-based capital(3)
Tier 1 capital	7.34	7.60	7.84	7.95	7.68
Total capital	10.90	11.31	11.39	11.32	11.13
Tier 1 leverage(3)	6.43	6.58	6.83	6.89	6.50
Book value per common share	$18.34	$17.97	$17.67	$17.24	$16.55
Staff (active, full-time equivalent)	131,600	127,500	125,700	123,500	123,200
Common Stock Price
High	$49.13	$51.60	$54.84	$53.44	$50.75
Low	43.27	43.30	38.10	48.12	42.90
Period end	44.99	46.87	48.16	50.06	49.40

(1)
Change in accounting principle relates to transitional goodwill impairment charge recorded in first quarter 2002 related to the adoption of FAS 142.
(2)
The efficiency ratio is defined as noninterest expense divided by total revenue (net interest income and noninterest income).
(3)
The March 31, 2003 ratios are preliminary.

Wells Fargo & Company and Subsidiaries
SUPPLEMENTAL INFORMATION
FIVE QUARTER CONSOLIDATED STATEMENT OF INCOME

(in millions, except per share amounts)	1Q03	4Q02	3Q02	2Q02	1Q02
INTEREST INCOME
Securities available for sale	$453	$531	$582	$656	$656
Mortgages held for sale	814	828	591	440	591
Loans held for sale	67	58	52	73	69
Loans	3,410	3,347	3,400	3,379	3,292
Other interest income	62	62	74	79	73

Total interest income	4,806	4,826	4,699	4,627	4,681

INTEREST EXPENSE
Deposits	427	460	483	483	494
Short-term borrowings	95	107	124	131	174
Long-term debt	330	363	367	344	331
Guaranteed preferred beneficial interests in Company's subordinated debentures	27	29	30	30	27

Total interest expense	879	959	1,004	988	1,026

NET INTEREST INCOME	3,927	3,867	3,695	3,639	3,655
Provision for loan losses	425	438	395	410	490

Net interest income after provision for loan losses	3,502	3,429	3,300	3,229	3,165

NONINTEREST INCOME
Service charges on deposit accounts	553	567	560	547	505
Trust and investment fees	422	451	439	451	439
Credit card fees	243	255	242	223	201
Other fees	368	375	372	326	311
Mortgage banking	561	515	426	412	359
Insurance	266	231	234	269	263
Net gains on debt securities available for sale	18	91	121	45	37
Net losses from equity investments	(98)	(96)	(152)	(58)	(19)
Other	249	228	103	163	205

Total noninterest income	2,582	2,617	2,345	2,378	2,301

NONINTEREST EXPENSE
Salaries	1,141	1,091	1,110	1,106	1,076
Incentive compensation	447	541	446	362	357
Employee benefits	419	287	304	364	329
Equipment	269	317	232	228	236
Net occupancy	296	281	278	274	269
Core deposit intangibles	37	38	38	39	41
Net (gains) losses on dispositions of premises and equipment	(4)	26	—	29	(2)
Other	1,165	1,189	999	1,003	1,022

Total noninterest expense	3,770	3,770	3,407	3,405	3,328

INCOME BEFORE INCOME TAX EXPENSE AND EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE	2,314	2,276	2,238	2,202	2,138
Income tax expense	822	810	794	782	759

NET INCOME BEFORE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE	1,492	1,466	1,444	1,420	1,379
Cumulative effect of change in accounting principle	—	—	—	—	(276)

NET INCOME	$1,492	$1,466	$1,444	$1,420	$1,103

NET INCOME APPLICABLE TO COMMON STOCK	$1,491	$1,465	$1,443	$1,419	$1,102

EARNINGS PER COMMON SHARE BEFORE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE
Earnings per common share	$.89	$.87	$.85	$.83	$.81

Diluted earnings per common share	$.88	$.86	$.84	$.82	$.80

EARNINGS PER COMMON SHARE
Earnings per common share	$.89	$.87	$.85	$.83	$.65

Diluted earnings per common share	$.88	$.86	$.84	$.82	$.64

DIVIDENDS DECLARED PER COMMON SHARE	$.30	$.28	$.28	$.28	$.26

Average common shares outstanding	1,681.5	1,690.4	1,700.7	1,710.4	1,703.0

Diluted average common shares outstanding	1,694.1	1,704.0	1,717.8	1,730.8	1,718.9

Wells Fargo & Company and Subsidiaries
SUPPLEMENTAL INFORMATION
FIVE QUARTER CONSOLIDATED BALANCE SHEET (QUARTER ENDED)

(in millions)	1Q03	4Q02	3Q02	2Q02	1Q02
ASSETS
Cash and due from banks	$16,011	$17,820	$15,813	$14,701	$14,559
Federal funds sold and securities purchased under resale agreements	4,982	3,174	4,047	3,741	2,788
Securities available for sale	26,168	27,947	32,974	37,132	40,085
Mortgages held for sale	62,610	51,154	42,339	24,685	26,266
Loans held for sale	7,075	6,665	5,522	5,165	5,315
Loans	205,954	196,634	186,310	185,001	178,447
Allowance for loan losses	3,887	3,862	3,861	3,883	3,842

Net loans	202,067	192,772	182,449	181,118	174,605

Mortgage servicing rights	4,183	4,489	4,415	5,956	7,138
Premises and equipment, net	3,680	3,688	3,664	3,638	3,660
Core deposit intangibles	831	868	905	944	981
Goodwill	9,799	9,753	9,744	9,724	9,733
Other assets	32,263	30,929	32,378	27,998	26,379

Total assets	$369,669	$349,259	$334,250	$314,802	$311,509

LIABILITIES
Noninterest-bearing deposits	$75,330	$74,094	$69,382	$61,499	$60,728
Interest-bearing deposits	160,544	142,822	136,374	131,712	128,840

Total deposits	235,874	216,916	205,756	193,211	189,568
Short-term borrowings	33,196	33,446	30,370	30,107	33,408
Accrued expenses and other liabilities	19,961	18,334	19,341	17,159	16,482
Long-term debt	46,982	47,320	45,824	41,913	40,839
Guaranteed preferred beneficial interests in Company's subordinated debentures	2,885	2,885	2,885	2,885	2,885
STOCKHOLDERS' EQUITY
Preferred stock	430	251	294	341	389
Unearned ESOP shares	(382)	(190)	(236)	(287)	(338)

Total preferred stock	48	61	58	54	51
Common stock	2,894	2,894	2,894	2,894	2,894
Additional paid-in capital	9,514	9,498	9,499	9,488	9,472
Retained earnings	20,349	19,394	18,441	17,530	16,609
Cumulative other comprehensive income	913	976	1,070	919	676
Treasury stock	(2,947)	(2,465)	(1,888)	(1,358)	(1,375)

Total stockholders' equity	30,771	30,358	30,074	29,527	28,327

Total liabilities and stockholders' equity	$369,669	$349,259	$334,250	$314,802	$311,509

Wells Fargo & Company and Subsidiaries
SUPPLEMENTAL INFORMATION
FIVE QUARTER LOANS (QUARTER ENDED)

(in millions)	1Q03	4Q02	3Q02	2Q02	1Q02
Commercial	$48,147	$47,292	$46,827	$47,413	$47,388
Real estate 1-4 family first mortgage	44,492	40,976	33,773	33,951	30,862
Other real estate mortgage	25,629	25,312	25,233	25,665	25,555
Real estate construction	8,032	7,804	7,887	7,853	7,999
Consumer:
Real estate 1-4 family junior lien mortgage	33,175	31,290	30,193	28,151	25,350
Credit card	7,359	7,455	7,033	6,781	6,497
Other revolving credit and monthly payment	28,361	26,353	24,912	24,504	23,953

Total consumer	68,895	65,098	62,138	59,436	55,800
Lease financing	8,698	8,241	8,593	8,832	9,227
Foreign	2,061	1,911	1,859	1,851	1,616

Total loans (net of unearned income)	$205,954	$196,634	$186,310	$185,001	$178,447

FIVE QUARTER AVERAGE LOANS

(in millions)	1Q03	4Q02	3Q02	2Q02	1Q02
Commercial	$47,007	$46,467	$46,323	$46,628	$46,667
Real estate 1-4 family first mortgage	41,713	31,266	31,366	31,118	26,629
Other real estate mortgage	25,385	25,268	25,389	25,711	25,286
Real estate construction	7,908	7,894	7,843	7,935	8,032
Consumer:
Real estate 1-4 family junior lien mortgage	32,076	30,630	29,192	26,759	24,449
Credit card	7,400	7,150	6,898	6,616	6,572
Other revolving credit and monthly payment	27,383	24,825	24,251	23,646	23,548

Total consumer	66,859	62,605	60,341	57,021	54,569
Lease financing	8,371	8,410	8,678	9,071	9,362
Foreign	1,951	1,917	1,842	1,748	1,583

Total average loans (net of unearned income)	$199,194	$183,827	$181,782	$179,232	$172,128

Wells Fargo & Company and Subsidiaries
SUPPLEMENTAL INFORMATION
FIVE QUARTER CHANGES IN THE ALLOWANCE FOR LOAN LOSSES

(in millions)	1Q03	4Q02	3Q02	2Q02	1Q02
Balance, beginning of period	$3,862	$3,861	$3,883	$3,842	$3,761
Allowance related to business combinations/other	25	1	(2)	18	78
Provision for loan losses	425	438	395	410	490
Loan charge-offs:
Commercial	(153)	(183)	(159)	(183)	(194)
Real estate 1-4 family first mortgage	(9)	(7)	(3)	(9)	(7)
Other real estate mortgage	(2)	(10)	(2)	(2)	(10)
Real estate construction	(3)	(8)	(9)	(3)	(20)
Consumer:
Real estate 1-4 family junior lien mortgage	(22)	(23)	(14)	(18)	(12)
Credit card	(112)	(100)	(99)	(105)	(103)
Other revolving credit and monthly payment	(198)	(174)	(212)	(170)	(213)

Total consumer	(332)	(297)	(325)	(293)	(328)
Lease financing	(26)	(26)	(21)	(20)	(26)
Foreign	(20)	(21)	(19)	(23)	(20)

Total loan charge-offs	(545)	(552)	(538)	(533)	(605)

Loan recoveries:
Commercial	36	42	36	53	31
Real estate 1-4 family first mortgage	—	—	1	2	1
Other real estate mortgage	2	3	3	5	4
Real estate construction	5	—	10	7	2
Consumer:
Real estate 1-4 family junior lien mortgage	5	3	4	4	3
Credit card	12	12	12	12	11
Other revolving credit and monthly payment	51	45	49	54	56

Total consumer	68	60	65	70	70
Lease financing	6	6	4	5	7
Foreign	3	3	4	4	3

Total loan recoveries	120	114	123	146	118

Net loan charge-offs	(425)	(438)	(415)	(387)	(487)

Balance, end of period	$3,887	$3,862	$3,861	$3,883	$3,842

Net loan charge-offs (annualized) as a percentage of average total loans	..87%	..95%	..91%	..87%	1.15%

Allowance as a percentage of total loans	1.89%	1.96%	2.07%	2.10%	2.15%

Wells Fargo & Company and Subsidiaries
SUPPLEMENTAL INFORMATION
FIVE QUARTER NONACCRUAL LOANS
AND OTHER ASSETS (QUARTER ENDED)

(in millions)	1Q03	4Q02	3Q02	2Q02	1Q02
Nonaccrual loans:
Commercial	$836	$796	$840	$934	$804
Real estate 1-4 family first mortgage	216	214	215	213	225
Other real estate mortgage	222	192	198	200	190
Real estate construction	72	93	112	147	163
Consumer:
Real estate 1-4 family junior lien mortgage	83	65	39	36	25
Other revolving credit and monthly payment	44	48	55	48	47

Total consumer	127	113	94	84	72
Lease financing	85	79	85	85	166
Foreign	5	5	5	6	3

Total nonaccrual loans	1,563	1,492	1,549	1,669	1,623
As a percentage of total loans	.8%	.8%	.8%	.9%	.9%
Foreclosed assets	200	201	186	192	187
Real estate investments	5	4	2	2	2

Total nonaccrual loans and other assets	$1,768	$1,697	$1,737	$1,863	$1,812

Wells Fargo & Company and Subsidiaries
SUPPLEMENTAL INFORMATION
FIVE QUARTER OPERATING SEGMENT RESULTS(1)

(income/expense in millions, average balances in billions)	1Q03	4Q02	3Q02	2Q02	1Q02
COMMUNITY BANKING
Net interest income	$2,852	$2,805	$2,660	$2,616	$2,647
Provision for loan losses	231	266	180	192	276
Noninterest income	1,794	1,914	1,718	1,588	1,535
Noninterest expense	2,777	2,822	2,531	2,467	2,397

Income before income tax expense and effect of change in accounting principle	1,638	1,631	1,667	1,545	1,509
Income tax expense	583	574	586	544	532

Net income before effect of change in accounting principle	1,055	1,057	1,081	1,001	977
Cumulative effect of change in accounting principle	—	—	—	—	—

Net income	$1,055	$1,057	$1,081	$1,001	$977

Average loans	$132	$119	$117	$115	$108
Average assets	255	243	226	218	222
Average core deposits	176	175	166	162	160
WHOLESALE BANKING
Net interest income	$555	$569	$561	$574	$570
Provision for loan losses	53	60	60	73	85
Noninterest income	716	621	538	704	657
Noninterest expense	684	660	607	663	660

Income before income tax expense and effect of change in accounting principle	534	470	432	542	482
Income tax expense	184	169	155	194	173

Net income before effect of change in accounting principle	350	301	277	348	309
Cumulative effect of change in accounting principle	—	—	—	—	(98)

Net income	$350	$301	$277	$348	$211

Average loans	$49	$49	$49	$49	$50
Average assets	75	73	72	70	70
Average core deposits	21	20	18	17	18
WELLS FARGO FINANCIAL
Net interest income	$523	$496	$477	$452	$441
Provision for loan losses	141	112	155	145	129
Noninterest income	91	80	95	87	91
Noninterest expense	308	288	268	272	270

Income before income tax expense and effect of change in accounting principle	165	176	149	122	133
Income tax expense	63	67	57	47	49

Net income before effect of change in accounting principle	102	109	92	75	84
Cumulative effect of change in accounting principle	—	—	—	—	(178)

Net income (loss)	$102	$109	$92	$75	$(94)

Average loans	$18	$16	$16	$15	$14
Average assets	19	18	17	17	16

(1)
The differences between the results of the combined operating segments and the consolidated results of the Company consist of unallocated items.

Wells Fargo & Company and Subsidiaries
SUPPLEMENTAL RESIDENTIAL MORTGAGE BANKING INFORMATION

(in billions)	1Q03	4Q02	3Q02	2Q02	1Q02
Mortgage originations:(1)
Quarter:
Residential real estate first mortgage loans:
Retail	$51	$54	$37	$24	$28
Correspondent/Wholesale	46	52	46	32	38
Home equity loans and lines	5	5	5	5	3
Wells Fargo Financial	1	1	1	1	1

Total	$103	$112	$89	$62	$70

Year-to-date	$103	$333	$221	$132	$70

Mortgage servicing portfolio:
Owned	$552	$535	$510	$483	$457
Sub-servicing	29	35	45	51	56

Total	$581	$570	$555	$534	$513

(1)
Mortgage origination volume includes first residential mortgage loans and home equity loans and lines originated through all Wells Fargo channels, including Community Banking and Wells Fargo Financial.

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  EXHIBIT 99